----------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                                March 30, 2004


                                  CWABS, INC.
                                  -----------
            (Exact Name of Registrant as Specified in its Charter)



Delaware                           333-109272                  95-4596514
------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
of Incorporation)                  File Number)            Identification No.)

4500 Park Granada
Calabasas, California                                              91302
------------------------------------------------------------------------------
(Address of Principal                                            (Zip Code)
Executive Offices)

Registrant's telephone number, including area code: (818) 225-3237

                                   No Change
  ---------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
        -------------

Filing of Certain Agreements

     CWABS, Inc. (the "Company") entered into an Underwriting Agreement dated as of March 11, 2004 (the "Underwriting Agreement"), by and among the Company, Countrywide Securities Corporation, Banc One Capital Markets, Inc. and Bear, Stearns & Co. Inc. providing for the sale of certain classes of the Company's Asset-Backed Certificates, Series 2004-2. The Underwriting Agreement is annexed hereto as Exhibit 1.l.

     The Company entered into a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Countrywide Home Loans, Inc. ("CHL"), as seller, Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), The Bank of New York, as trustee (the "Trustee") and BNY Western Trust Company, as co-trustee, providing for the issuance of the Company's Asset-Backed Certificates, Series 2004-2 (the "Certificates"). The Certificates were issued on March 30, 2004. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.




---------

* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus and the prospectus supplement of CWABS, Inc., relating to its Asset-Backed Certificates, Series 2004-2.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits:


           1.1     Underwriting Agreement dated as of March 11, 2004.
          99.1     Pooling and Servicing Agreement dated as of March 1, 2004.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CWABS, INC.



                                    By: /s/ Celia Coulter
                                        -----------------
                                        Name:  Celia Coulter
                                        Title:  Vice President


Dated:  April 14, 2004

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.               Description
-----------               -----------

 1.1                      Underwriting Agreement.
99.1                      Pooling and Servicing Agreement.